UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 7, 2011

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Direct Financial Obligation

On April 7, 2011, we raised approximately $2.5 million from seventeen investors, of which ten were directors, officer, consultants or employees of the Company, pursuant to a series of secured promissory notes (the “Secured Promissory Notes”).  The Secured Promissory Notes are for a term of three years and provide for interest of Ten Percent (10.0%) per annum to be paid in cash quarterly.  Additional consideration was paid to the lenders at closing comprising warrants to purchase shares of the common stock of the Company at a price per share equal to $2.2865 (the “Warrants”).  86 Warrants were issued for each $1,000 invested.  A total of 212,420 Warrants were issued.  The Warrants issued to directors, officer, consultants and employees (“Insider Warrants”) of the Company provide that the Insider Warrants will not be exercisable unless first approved by the Company’s stockholders.

Our Co-Chairman, Ronald L. Chez, invested $450,000 in the Secured Promissory Notes on the same terms as other investors.  This $450,000 is included in the $2.5 million mentioned above.  Separately, Mr. Chez also invested $330,000 in a secured promissory note (the “Chez Secured Promissory Note”) on terms more favorable to the Company, including: interest rate of Six Percent (6%) per annum and no warrants.  Other terms of the Chez Secured Promissory Note are identical to those of the Secured Promissory Notes.

Proceeds will be used to (i) supplement underwriting capacity and working capital for our broker dealer subsidiary, Merriman Capital, Inc., and (ii) the settlement of the last remaining litigation relating to a former customer of Merriman Capital, Inc., William J. Del Biaggio III (widely known as “Boots” Del Biaggio).

We anticipate a final closing of Secured Promissory Notes on the same terms, resulting in up to a maximum of $3.25 million in proceeds to the Company, including the amounts disclosed above.

Item 3.02	Unregistered Sales of Equity Securities.

The 212,420 Warrants described in section 2.03 above were issued and sold on April 7, 2011.  The Warrants were not sold for cash, but were additional consideration to induce investment in the Secured Promissory Notes.  The issuance of the Warrants was exempt from registration under the Securities Act of 1933 (the “Securities Act”), as amended, pursuant to the safe harbor contained in Rule 506 promulgated under Regulation D of the Securities Act.  There was no public solicitation and all of the investors were “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The Warrants are exercisable for shares of common stock of the Company at an exercise price of $2.2865 per share.

Item 9.01(d)	Exhibits

10.49	Form of Secured Promissory Note dated April 7, 2011.

10.50	Form of Chez Secured Promissory Note dated April 7, 2011.

10.51	Form of Warrant dated April 7, 2011 issued to investors who are not officers, directors, consultants or employees of the Company.

10.52	Form of Insider Warrant dated April 7, 2011, issued to investors who are officers, directors, consultants or employees of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: April 13, 2011	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer